Exhibit 3.5

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF LIMITED PARTNERSHIP

OF

ACCESS MIDSTREAM PARTNERS, L.P.,

a Delaware limited partnership

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the limited partnership is Access Midstream Partners, L.P.

SECOND: The certificate of limited partnership is hereby amended by deleting Article 1 thereof in its entirety and inserting the following in lieu thereof:

“1. NAME. The name of the limited partnership is “Williams Partners L.P.””

THIRD: The Certificate of Limited Partnership is hereby amended by deleting Article 3 thereof in its entirety and inserting the following in lieu thereof:

“3. GENERAL PARTNER. The name and business address of the general partner are:

WPZ GP LLC

One Williams Center

Tulsa, Oklahoma 74172-0172”

FOURTH: The amendment will become effective at 11:00 a.m., Eastern Time, on February 2, 2015.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be duly executed.

GENERAL PARTNER:

WPZ GP LLC (formerly Access Midstream Partners GP, L.L.C.) a Delaware limited liability company

By:	/s/ Donald R. Chappel
	Name:	Donald R. Chappel
	Title:	Authorized Person

Signature Page to Amendment to Certificate of Limited Partnership of Access Midstream Partners, L.P. (7.5.1)